Exhibit 99.1

Investor Relations Contact: David Humphrey	Media Contact: Kathy Fieweger
Title: Vice President – Investor Relations	Phone: 847-903-8806
Phone: 479-785-6200
Email: dhumphrey@arcb.com

ABF Freight® Teamsters Contract Fully Ratified

●	Five-year ABF National Master Freight Agreement with International Brotherhood of Teamsters fully ratified including all regional agreements
●	Final 2 of 27 supplemental agreements passed this week
●	Implementation of new contract on July 16, 2023

FORT SMITH, Arkansas, July 7, 2023 — ABF Freight, an ArcBest company (Nasdaq: ARCB), is pleased to report the new five-year ABF National Master Freight Agreement will be implemented on July 16, 2023, following the ratification this week of the two remaining supplemental agreements.

The implementation of the new collective bargaining agreement will have wage increases retroactive to July 1, 2023 and health and welfare contribution provisions that become effective on August 1, 2023.

The 5-year agreement runs through June 30, 2028. Major economic provisions include:

●	Wage increases in each year of the contract, starting with $3.50 per hour for the first year, enabling ABF to recruit and retain a highly tenured and experienced workforce.
●	Allows for location-specific wage increases in areas where hiring has been challenging.
●	Increased contributions to generous, industry-leading health and retirement plans.
●	Profit-sharing bonuses upon ABF Freight’s achievement of annual operating ratio targets.
●	Additional sick and holiday paid time off.

“With full ratification of this new agreement, ArcBest and ABF confidently look forward to serving customers’ logistics needs for years to come,” said Chairman, President and Chief Executive Officer Judy R. McReynolds. “Our team achieved our goal to reach an agreement that recognizes and rewards our Teamster employees for the work they do every day for customers, while also enabling ABF to grow and invest in the business. As we embrace an ever-changing logistics marketplace, we are grateful to our employees for their dedication and commitment to our company’s ongoing success.”

ABF Freight President Seth Runser added, “ABF has thrived in a competitive marketplace by going above and beyond to meet our customers’ needs, and with this new contract in place we redouble that focus. I thank our team for their hard work in achieving this industry-leading agreement and our employees’ dedication and patience during this important process.”

ABOUT ARCBEST

ArcBest® (Nasdaq: ARCB) is a multibillion-dollar integrated logistics company that helps keep the global supply chain moving. Founded in 1923 and now with over 15,000 employees across nearly 250 campuses and service centers, the company is a logistics powerhouse, fueled by the simple notion of finding a way to get the job done. Through innovative thinking, agility and trust, ArcBest leverages its full suite of shipping and logistics solutions to meet customers’ critical needs, each and every day. For more information, visit arcb.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation, (ii) our financial outlook, position, strategies, goals, and expectations, and (iii) our expectation concerning a new labor contract. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including the financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from those expressed in these forward-looking statements, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

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